Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES STRONG FIRST QUARTER RESULTS

Luxembourg, April 28, 2016 - Altisource Portfolio Solutions S.A. (“Altisource”) (NASDAQ: ASPS) today reported strong financial results for the first quarter 2016, generating the highest first quarter revenue and service revenue in Altisource’s history. Compared to the first quarter of 2015, revenue growth was driven by a higher volume of property inspection and preservation referrals and growth in the number of non-Ocwen homes sold on Hubzu.

Diluted earnings per share of $0.92 and Adjusted diluted earnings per share(1) of $1.47 for the first quarter of 2016 were significantly higher than the first quarter of 2015 primarily from service revenue growth coupled with the benefit of the 2015 cost reduction initiative.

First Quarter 2016 Results Compared to First Quarter 2015:

•	Service revenue of $234.3 million, a 13% increase

•	Net income attributable to Altisource of $18.5 million, a 400% increase

•	Adjusted net income attributable to Altisource(1) of $29.4 million, a 148% increase

•	Diluted earnings per share of $0.92, a 411% increase

•	Adjusted diluted earnings per share(1) of $1.47, a 163% increase

•	Cash from operations of $29.0 million compared to cash used in operations of $(15.9) million

“I am very pleased with our first quarter financial results. We continue to make strong gains to diversify and grow our customer base. Service revenue unrelated to Ocwen for the first quarter of 2016 was 22% higher than the fourth quarter of 2015 and 38% higher than the first quarter of 2015,” said Chief Executive Officer William B. Shepro.

Shepro further commented, “First quarter 2016 service revenue of $234.3 million is 26% of the mid-point of our full year 2016 scenarios and adjusted diluted earnings per share of $1.47 is 25% of the mid-point. Given the fact that the 2nd and 3rd quarters have historically been our seasonally strongest of the year, we believe we are well positioned to achieve the mid-point of our 2016 financial scenarios.”

First quarter 2016 highlights include:

Initiatives

•	Launched the Owners.com® buyer rebate program in Atlanta and South Florida

•	Supported Altisource Residential Corporation’s acquisition of more than 600 properties

•	Completed the integration work for our new top-4 bank customer and plan to commence property inspection and preservation services in early May 2016

•	Launched VendorlyTM, a vendor oversight platform for Lenders One members
Capital Allocation

•	Repurchased $11.7 million of our common stock (0.5 million shares at an average price of $25.17 per share)

•	Purchased 2.5 million shares of Altisource Residential Corporation’s common stock for $29.4 million in the open market

•	On April 6, 2016, we repurchased $28.0 million of our senior secured term loan for $24.3 million (a 13.1% discount)
__________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, Altisource’s ability to integrate acquired businesses, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our first quarter results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries. Altisource’s proprietary business processes, vendor and electronic payment management software and behavioral science-based analytics improve outcomes for marketplace participants. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2016	2015

Service revenue
Mortgage Services	$183,162	$144,381
Financial Services	20,076	22,313
Technology Services	40,647	51,970
Eliminations	(9,605)	(10,848)
Total service revenue	234,280	207,816
Reimbursable expenses	15,454	31,956
Non-controlling interests	398	710
Total revenue	250,132	240,482
Cost of revenue	153,409	140,870
Reimbursable expenses	15,454	31,956
Gross profit	81,269	67,656
Selling, general and administrative expenses	53,616	52,406
Income from operations	27,653	15,250
Other income (expense), net:
Interest expense	(6,541)	(7,160)
Other than temporary impairment loss on securities	—	(3,285)
Other income (expense), net	(27)	3
Total other income (expense), net	(6,568)	(10,442)

Income before income taxes and non-controlling interests	21,085	4,808
Income tax provision	(2,193)	(400)

Net income	18,892	4,408
Net income attributable to non-controlling interests	(398)	(710)

Net income attributable to Altisource	$18,494	$3,698

Earnings per share:
Basic	$0.98	$0.18
Diluted	$0.92	$0.18

Weighted average shares outstanding:
Basic	18,855	20,172
Diluted	20,040	20,995

Comprehensive income:
Net income	$18,892	$4,408
Other comprehensive income, net of tax:
Unrealized gain on securities, net of income tax expense of $289 and $0	699	—

Comprehensive income, net of tax	19,591	4,408
Comprehensive income attributable to non-controlling interests	(398)	(710)

Comprehensive income attributable to Altisource	$19,193	$3,698

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION
(in thousands)
(unaudited)

	Three months ended March 31, 2016
	Mortgage Services	Financial Services	Technology Services	Corporate Items and Eliminations	Consolidated Altisource

Revenue
Service revenue	$183,162	$20,076	$40,647	$(9,605)	$234,280
Reimbursable expenses	15,426	28	—	—	15,454
Non-controlling interests	398	—	—	—	398
	198,986	20,104	40,647	(9,605)	250,132
Cost of revenue	121,518	14,258	41,893	(8,806)	168,863
Gross profit (loss)	77,468	5,846	(1,246)	(799)	81,269
Selling, general and administrative expenses	26,969	4,309	6,558	15,780	53,616
Income (loss) from operations	50,499	1,537	(7,804)	(16,579)	27,653
Other income (expense), net	14	13	7	(6,602)	(6,568)

Income (loss) before income taxes and non-controlling interests	$50,513	$1,550	$(7,797)	$(23,181)	$21,085

	Three months ended March 31, 2015
	Mortgage Services	Financial Services	Technology Services	Corporate Items and Eliminations	Consolidated Altisource

Revenue
Service revenue	$144,381	$22,313	$51,970	$(10,848)	$207,816
Reimbursable expenses	31,915	41	—	—	31,956
Non-controlling interests	710	—	—	—	710
	177,006	22,354	51,970	(10,848)	240,482
Cost of revenue	114,804	15,103	52,723	(9,804)	172,826
Gross profit (loss)	62,202	7,251	(753)	(1,044)	67,656
Selling, general and administrative expenses	20,561	4,715	7,315	19,815	52,406
Income (loss) from operations	41,641	2,536	(8,068)	(20,859)	15,250
Other income (expense), net	(4)	(12)	1	(10,427)	(10,442)

Income (loss) before income taxes and non-controlling interests	$41,637	$2,524	$(8,067)	$(31,286)	$4,808

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$159,705	$179,327
Available for sale securities	30,417	—
Accounts receivable, net	97,645	105,023
Prepaid expenses and other current assets	26,721	21,751
Total current assets	314,488	306,101

Premises and equipment, net	116,937	119,121
Goodwill	82,801	82,801
Intangible assets, net	184,792	197,003
Deferred tax assets, net	3,330	3,619
Other assets	13,246	13,153

Total assets	$715,594	$721,798

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$80,768	$91,871
Current portion of long-term debt	5,945	5,945
Deferred revenue	12,634	15,060
Other current liabilities	18,276	16,266
Total current liabilities	117,623	129,142

Long-term debt, less current portion	521,185	522,233
Other non-current liabilities	14,821	18,153

Equity:
Common stock ($1.00 par value; 25,413 shares authorized and issued and 18,603 outstanding as of March 31, 2016; 25,413 shares authorized and issued and 19,021 outstanding as of December 31, 2015)	25,413	25,413
Additional paid-in capital	98,198	96,321
Retained earnings	385,452	369,270
Accumulated other comprehensive income	699	—
Treasury stock, at cost (6,810 shares as of March 31, 2016 and 6,392 shares as of December 31, 2015)	(449,039)	(440,026)
Altisource equity	60,723	50,978

Non-controlling interests	1,242	1,292
Total equity	61,965	52,270

Total liabilities and equity	$715,594	$721,798

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2016	2015

Cash flows from operating activities:
Net income	$18,892	$4,408
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,208	8,826
Amortization of intangible assets	12,211	8,891
Other than temporary impairment loss on HLSS securities	—	3,285
Change in the fair value of acquisition related contingent consideration	96	148
Share-based compensation expense	1,877	443
Bad debt expense	876	607
Amortization of debt discount	116	127
Amortization of debt issuance costs	322	351
Deferred income taxes	—	(24)
Gain on disposal of fixed assets	(10)	(19)
Changes in operating assets and liabilities:
Accounts receivable	6,502	(15,140)
Prepaid expenses and other current assets	(4,970)	2,413
Other assets	(109)	127
Accounts payable and accrued expenses	(12,133)	(27,559)
Other current and non-current liabilities	(3,844)	(2,822)
Net cash provided by (used in) operating activities	29,034	(15,938)

Cash flows from investing activities:
Additions to premises and equipment	(5,984)	(3,931)
Purchase of available for sale securities	(29,429)	(29,966)
Other investing activities	16	(4)
Net cash used in investing activities	(35,397)	(33,901)

Cash flows from financing activities:
Repayment of long-term debt	(1,486)	(1,486)
Proceeds from stock option exercises	366	203
Purchase of treasury stock	(11,691)	(3,959)
Distributions to non-controlling interests	(448)	(657)
Net cash used in financing activities	(13,259)	(5,899)

Net decrease in cash and cash equivalents	(19,622)	(55,738)
Cash and cash equivalents at the beginning of the period	179,327	161,361

Cash and cash equivalents at the end of the period	$159,705	$105,623

Supplemental cash flow information:
Interest paid	$6,104	$6,655
Income taxes paid, net	3,830	1,520

Non-cash investing and financing activities:
Increase (decrease) in payables for purchases of premises and equipment	$1,030	$(3,638)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted net income attributable to Altisource and adjusted diluted earnings per share are non-GAAP measures used by management, existing shareholders and potential shareholders to measure Altisource’s performance. Adjusted net income attributable to Altisource is calculated by adding intangible asset amortization expense (net of tax) to GAAP net income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net income attributable to Altisource plus intangible asset amortization expense (net of tax) to GAAP net income attributable to Altisource by the weighted average number of diluted shares. Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,
	2016	2015

Net income attributable to Altisource	$18,494	$3,698

Amortization of intangible assets	12,211	8,891
Tax benefit on amortization of intangible assets	(1,270)	(741)
Amortization of intangible assets, net of tax	10,941	8,150

Adjusted net income attributable to Altisource	$29,435	$11,848

Diluted earnings per share	$0.92	$0.18

Amortization of intangible assets, net of tax, per diluted share	0.55	0.39

Adjusted diluted earnings per share	$1.47	$0.56

Weighted average shares outstanding - diluted	20,040	20,995

__________________________
Note: Amounts may not add to the total due to rounding.